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                                                                    Exhibit 3.12

                      APPLIANCE WAREHOUSE OF AMERICA, INC.

                            (a Delaware corporation)

                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE 1
                                    OFFICES

      Section 1.1 Registered Office. The registered office of Appliance Warehouse of America, Inc. (the "Corporation") in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the corporation's registered agent at such address shall be Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the "Board").

      Section 1.2 Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Corporation (the "Board") may from time to time appoint, or the business of the Corporation may require.

                                   ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

      Section 2.1 Place. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2.2 Annual Meeting. The annual meeting of the stockholders shall be held each year on the date determined by the Board, but in the absence of any such determination, the date shall be 10:00 a.m. on the first Wednesday in February, if not a legal holiday, and if a legal holiday, then on the next succeeding business day.

      Section 2.3 Special Meetings. Subject to the provisions of statute or of the certificate of incorporation of the Corporation, as the same may be amended from time to time (the "Certificate of Incorporation"), special meetings of the stockholders, for any purpose or purposes, shall be called at any time by resolution of the Board, or by the Chairman of the Board, or at the request in writing of stockholders owning at least 10% of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

      Section 2.4 Notice of Meetings. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the date, hour and place of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the

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direction of the person or persons calling the meeting, shall be given, not less than ten nor more than fifty days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be directed to a stockholder at his address as it shall appear on the books of the Corporation unless he shall have filed another address, in which case it shall be mailed to the address designated in such request.

      Section 2.5 Procedure. Business transacted at all special meetings shall be confined to that which is related to the purpose or purposes stated in the notice of the meeting.

      Section 2.6 Quorum. Except as otherwise provided by the Certificate of Incorporation or by these By-Laws, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When there is a quorum to organize a meeting, it shall not be deemed broken by the subsequent withdrawal of any stockholders. If there shall not be a quorum, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting shall be adjourned, until there shall be a quorum. At such adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted on the original date of the meeting.

      Section 2.7 Action Taken at Meetings. When there is a quorum to organize a meeting, the votes cast by the holders of a majority of the shares, present in person or represented by proxy, entitled to vote thereon shall decide any question and authorize any action of the Corporation (other than the election of directors) brought before such meeting, unless the question is one upon which, by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 2.8 Voting. Each stockholder of record shall be entitled at every meeting of the stockholders of the Corporation to one vote for each share having voting power standing in his name on the record of stockholders of the Corporation, and such votes may be cast either in person or by written proxy.

      Section 2.9 Proxies. Every proxy must be dated and executed by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns, except in those cases where an irrevocable proxy is permitted by statute.

      Section 2.10 Consents. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any action of the Corporation by any provision of statute, of the Certificate of Incorporation or of these By-Laws, such action may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of at least the minimum number of shares entitled to vote thereon that would be

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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Section 2.11 Organization. At each meeting of the stockholders, the Chairman of the Board, or in his absence a chairman chosen by a majority of the stockholders present in person or represented by proxy and entitled to vote thereat shall call meetings of the stockholders to order and act as chairman thereof. The Secretary shall act as secretary at each meeting of stockholders, or in his absence the presiding officer may appoint any person present to act as secretary of the meeting.

                                    ARTICLE 3
                                    DIRECTORS

      Section 3.1 Number. Subject to Section 3.2, the affairs and business of the Corporation shall be managed by a Board of not less than three and no more than nine, who shall be of full age and need not be stockholders of record. The initial number of directors shall be three. Subject to Section 3.2, the number of directors may be increased or decreased by an amendment to these By-Laws, or by action of the Board or of the stockholders, voting by class, but in no event shall the number of directors be fewer than three members, unless the shares of the Corporation are owned by less than three stockholders, in which instance the number of directors shall be not less than the number of stockholders. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

      Section 3.2 Election and Term. Notwithstanding anything herein to the contrary, the Corporation shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and securityholder meetings), so that:

            (a) the authorized number of directors on the Board shall be the number necessary to allow for the designations provided for pursuant to
      Section 3.2(b) below or such higher number as determined by GTCR-CLC, LLC, a Delaware limited liability company ("GTCR-CLC"), from time to time;

            (b)   the following individuals shall be elected to the Board:

                  (1) three (3) individuals designated by GTCR-CLC, which individuals initially shall be David A. Donnini, Vincent J. Hemmer and Bruce V. Rauner (the "GTCR Directors");

                  (2) the Chief Executive Officer of the Corporation (the "Management Director");

                  (3) one (1) or more individuals designated by GTCR-CLC (the "Outside Directors") who are reasonably acceptable to Stephen R. Kerrigan, Mitchell Blatt, Robert M. Doyle, Michael E. Stanky and James N. Chapman (collectively, the "Executives"), one of which initially shall be Ramon Norniella; provided that if after 60 days GTCR-CLC and the Executives are unable to agree

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            upon the designation of any Outside Director(s), then GTCR-CLC shall designate such Outside Director(s) in its sole discretion; provided further that the rights of GTCR-CLC under this Section 3.2 shall terminate at such time as GTCR-CLC and its Permitted Transferees (as defined in the Securityholders Agreement) hold in the aggregate less than 50% of the Securityholder Units (as defined in the Securityholders Agreement) held by GTCR-CLC on the date of that certain Securityholders Agreement, dated as of [February __], 2003, by and among Coinmach Holdings, LLC, a Delaware limited liability company, and the other parties thereto (the "Securityholders Agreement"); and

                  (4) if requested by Filbert Investment Pte Ltd. ("GIC"), one individual (the "GIC Director") designated by GIC; provided that the rights of GIC under this Section 3.2 shall terminate at such time as GIC and its Permitted Transferees (as defined in the Securityholders Agreement) hold in the aggregate less than 50% of the Securityholder Units (as defined in the Securityholders Agreement) held by GIC on the date hereof;

            (c) in the event that any GTCR Director, Management Director, GIC Director or Outside Director ceases to serve as a member of the Board during his/her term of office, the resulting vacancy on the Board shall be filled in the manner provided in subparagraphs (ii)(1) through (4) above, as the case may be;

            (d) The provisions of this Section 3.2 and Section 3.3, the provisos set forth in Section 3.6 and the requirement in Section 3.9 that any committee of the Board include at least one GTCR Director, shall all terminate automatically and be of no further force and effect upon the first to occur of (i) a Qualified Public Offering (as defined in the Securityholders Agreement) or (ii) a Sale of the Company (as defined in the Securityholders Agreement.

            (e) If any party fails to designate a representative to fill a position pursuant to the terms of this Section 3.2, the election of an individual to such position shall be accomplished in accordance with the Corporation's certificate of incorporation and applicable law.

      Section 3.3 Observer Rights. Each of Mitchell Blatt, Robert M. Doyle, a representative appointed by the TCW/Crescent Purchasers and, for so long as no GIC Director serves on the Board, a representative appointed by GIC (each of Messrs. Blatt and Doyle and each such representative being an "Observer" and together the "Observers") shall be entitled to certain rights set forth herein. The Corporation shall provide to each Observer notice of each meeting of the Board at the same time and in the same manner as notice is given to the directors, and the Corporation shall permit each Observer to attend, as an observer, without voting rights, all meetings of the Board. Each Observer shall be entitled to receive all written materials and other information given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Corporation proposes to take any action by written consent in lieu of a meeting of the Board, the Corporation shall give notice to each Observer at the same time and in the same manner as notice is given to the directors. The Corporation shall pay all reasonable out-of-pocket expenses of each Observer to attend meetings

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of the Board. Notwithstanding anything herein to the contrary, if counsel to the
Corporation concludes in its reasonable discretion that the rights granted to the Observers in this Section 3.3 will, or could, in certain circumstances, result in a violation or waiver of the Corporation's attorney-client privilege, such rights may be suspended in such circumstances so as to protect the Corporation's attorney-client privilege; provided that such suspension shall be applied on an individual issue basis and only to the extent reasonably required to preserve such attorney-client privilege.

      Section 3.4 Tenure. Directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be duly elected and shall qualify.

      Section 3.5 Resignation. Any director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Such resignation shall take effect on the date of the receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.6 Removal. Any director may be removed with or without cause, by resolution duly adopted by the affirmative vote of the holders of a majority of the shares then issued and outstanding and who were entitled to vote for the election of the director sought to be removed, at any special meeting of stockholders duly called and held for that purpose, and any director may be removed for cause by action of the Board; provided, however, that the removal from the Board (with or without cause) of any GTCR Director or Outside Director shall be at GTCR-CLC's written request, but only upon such written request and under no other circumstances; provided, further, if the Management Director ceases to be the Chief Executive Officer of the Corporation, he shall be removed as a director of the Corporation promptly after his employment in such office ceases.

      Section 3.7 Vacancies. In the event of a vacancy occurring in the Board, the remaining directors, whether or not constituting a quorum, by affirmative vote of a majority thereof, may fill such vacancy for the unexpired term, or any vacancy may be filled by the stockholders at any meeting thereof. If at any time the number of directors shall be increased, the additional directors to be elected may be elected by the directors then in office by the affirmative vote of a majority thereof, whether or not constituting a quorum, at a regular meeting or at a special meeting called for that purpose.

      Section 3.8 Chairman of the Board. The Chairman of the Board shall be elected by plurality vote of the directors from the membership of the Board. As provided in Section 2.11 of these By-Laws, he shall act as Chairman at all meetings of the stockholders at which he is present, and, as provided in Section
4.7 of these By-Laws, he shall preside at all meetings of the Board at which he is present.

      Section 3.9 Committees of Directors. The Board may, by resolution adopted by a majority of the Board, appoint or designate one or more committees, each committee of the Board to consist of two or more directors, including at least one GTCR Director, and may delegate to such committees any of the powers of the Board except such items as are required by

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the General Corporation Law of the State of Delaware, as amended from time to time (the "Delaware Code") to be approved by the Board.

                                    ARTICLE 4
                              MEETINGS OF DIRECTORS

      Section 4.1 Place. The Board, or any committee thereof, may hold meetings, both regular and special, at the office of the Corporation in the State of Delaware, or at such other places, either within or without the State of Delaware, as they may from time to time determine.

      Section 4.2 Regular Meetings.

            (a) Entire Board. Regular meetings of the Board shall be held without notice to the newly elected directors as soon as practicable after the adjournment of, and at the same location as, the annual meeting of the stockholders and may be held without notice at such other times and places as shall from time to time be determined by resolution of the Board.

            (b) Committees. The chairman of, as may have been chosen by the Board or the Chairman of the Board, or any two members of, any committee may fix the time and place of its meetings unless the Board shall otherwise provide.

      Section 4.3 Special Meetings. Special meetings of the Board, or any committee thereof, may be called by the Chairman of the Board on one day's notice by telephone or by facsimile (confirmed by telephone) to each director or each committee member, as the case may be. Special meetings shall be called by the President or Secretary on like notice on the written request of the Chairman of the Board. Notice of any special meeting need not specify the purpose of such meeting.

      Section 4.4 Quorum and Voting.

            (a) Entire Board. At all meetings of the Board a majority of the entire number of directors shall constitute a quorum for the transaction of business and any act of a majority present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time without notice other than announcement at the meeting. At all meetings of directors, a quorum being present, all matters except those provided by law or in the Certificate of Incorporation or other certificate filed pursuant to law or these By-Laws, shall be decided by the affirmative vote of a majority of the directors present.

            (b) Committees. At any committee meeting, one-half, but not less than two, of the members of the committee shall be present in person in order to constitute a quorum for transaction of business at such meeting, and the act of the majority present shall be the act of such committee. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute(s) a quorum, may


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      unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

      Section 4.5 Presence by Conference Telephone or Similar Equipment. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board by means of a conference telephone or other similar communications equipment which would allow all members participating in the meeting to hear one another at the same time. Participation by such means shall constitute presence in person at a Board or committee meeting.

      Section 4.6 Consents. Any action required to be taken or permitted to be taken by the Board or any committee thereof by statute, the provisions of the Certificate of Incorporation or these By-Laws may be taken without a meeting if all members of the Board or committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board.

      Section 4.7 Organization. At each meeting of the Board the Chairman of the Board, or in his absence a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence any person appointed by the Chairman of the Board, shall act as secretary of the meeting. Any meeting of the Board may be adjourned by the vote of a majority of the directors present at such meeting.

                                   ARTICLE 5
                                NOTICE AND WAIVER

      Section 5.1 Manner; Delivery. Whenever by statute, the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any stockholder or director, personal notice may be given but such notice may also be given in writing by first-class mail, postage prepaid, or by telegram addressed to such stockholder or director at his address as the same appears on the books of the Corporation (except as otherwise provided in these By-Laws), and such notice shall be deemed to be given at the time when the same shall be thus mailed or wired.

      Section 5.2 Waiver. Whenever by statute, the provisions of the Certificate of Incorporation or these By-Laws a stockholder, an officer or the Board is authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him and any director attending a meeting of the Board without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                    ARTICLE 6
                                    OFFICERS

      Section 6.1 Executive Officers. The officers of the Corporation shall be chosen by the Board and may include a President, one or more Vice Presidents, a Secretary, a Treasurer and

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one or more subordinate officers as the Board may choose. Any number of offices may be held by the same person.

      Section 6.2 Election; Term of Office. All officers shall be elected by the Board. Each officer shall hold office until the meeting of the Board following the next annual meeting of stockholders and until his successor has been elected and qualified. The Board may elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

      Section 6.3 Compensation. The salaries of all officers of the Corporation shall be fixed by the Board.

      Section 6.4 Removal; Vacancies. Any officer so elected or appointed by the Board may be removed either with or without cause at any time by the Board. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

      Section 6.5 The President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders; he shall have general powers of supervision and management of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.

      Section 6.6 The Vice Presidents. Each Vice President shall have such powers and perform such duties and functions as may from time to time be assigned to him by the Board. At the request of the President or in his absence or his disability, the Vice President shall perform all the duties and exercise the powers of the President.

      Section 6.7 The Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall keep the minutes thereof in appropriate books. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board and shall perform such other duties incidental to the office of Secretary or as may be prescribed by the Board. He shall keep in safe custody the records and seal of the Corporation and affix it to any instrument when authorized by the Board.

      Section 6.8 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall be responsible for the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Corporation, the deposit of all moneys and other valuable effects in the name and to the credit of the Corporation; and the disbursement of the funds of the Corporation subject to the order of the Board. He shall render to the President and directors whenever they may so require an account of all his transactions as treasurer and of the financial condition of the Corporation. He shall, if required by the Board, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties. The Board may also appoint Assistant Treasurers who may perform all duties of the Treasurer in his absence or as otherwise directed by the Board.

      Section 6.9 Subordinate Officers. The Corporation may have such subordinate officers as the Board may from time to time deem desirable. Each such officer shall hold office

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for such period and perform such duties as the Board, the Chairman of the Board or an officer designated pursuant to this ARTICLE 6 may prescribe.

      Section 6.10 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the President or the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director. In the absence of an officer, his duties shall be performed and his authority may be exercised by the next most senior officer, with seniority expressed by the order of appearance in this ARTICLE 6, and, within a category, by seniority in a particular position, with the right reserved to the Board to make the designation or supersede any designation so made.

      Section 6.11 Restrictions on Investments. The officers of the Corporation may without restriction make investments for their own account or for the account of others; provided that the officers of the Corporation may not take advantage of any investment opportunity suitable for the Corporation without first presenting such opportunity to the Board for consideration.

      Section 6.12 Power to Appoint Agent or Attorney. Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Corporation to vote or to execute in the name or on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation.

                                   ARTICLE 7
                               SHARE CERTIFICATES

      Section 7.1 Signature; Form. Every holder of shares in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President and the Secretary, bearing the seal of the Corporation or a facsimile thereof, exhibiting the holder's name and certifying the number of shares owned by him in the Corporation. The certificates shall be in such form as shall be determined by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued.

      Section 7.2 Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall direct and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 7.3 Transfers of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its transfer books.

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      Section 7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

                                   ARTICLE 8
                               GENERAL PROVISIONS

      Section 8.1 Record Date. For the purpose of determining the stockholders entitled to notice of and to vote at such meeting or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or for the purpose of any other action affecting the interest of stockholders, the Board may fix, in advance, a record date. Such date shall not be more than fifty nor less than ten days before the date of any such meeting or proposed action. In each such case, except as otherwise provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of any to vote at such meeting or to express such consent or dissent, or to receive payment of such dividend or distribution, or such allotment of rights, or otherwise to be recognized as stockholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

      Section 8.2 Inspection of Books. The directors shall determine from time to time whether, and if allowed, when and upon what conditions the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) shall be opened to the inspection of the stockholders.

      Section 8.3 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of statute and the Certificate of Incorporation, may be declared out of the surplus of the Corporation by the Board pursuant to law.

      Section 8.4 Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      Section 8.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time by resolution direct.

      Section 8.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

      Section 8.7 Stock in Other Corporations. Shares of stock or certificates representing the voting power in other corporations held by the Corporation shall be voted by such officer or officers of the Corporation as the Board by a majority vote shall from time to time designate for that purpose or by a proxy thereunto duly authorized by like vote of the Board.

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                                   ARTICLE 9
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Section 9.1 Persons Entitled to Indemnification. Every person who was or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Delaware Code, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this ARTICLE 9.

      Section 9.2 Insurance. The Board may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

      Section 9.3 Further By-Laws. The Board may from time to time adopt further by-laws with respect to indemnification and may amend these and such by-laws to provide at all times the fullest indemnification permitted by the Delaware Code.

      Section 9.4 Advancement of Expenses. Expenses incurred in defending a civil or criminal action or proceeding of the type described in Section 9.1 shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the person requesting such advance to repay such amount in the event that such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by a court exceed the indemnification to which such person is entitled.

                                   ARTICLE 10
                                   AMENDMENTS

      These By-Laws may be altered, amended, repealed or added to at any regular or special meeting of the stockholders of the Corporation by vote of such holders entitled at the time to vote for the election of directors.

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